September 12, 1997








Board of Directors                       Board of Trustees
Stoneville Insurance Company             Delta Agricultural and Industial Trust
633 North State Street, Suite 200        833 Washington Avenue
Jackson, Mississippi 39202               Greenville, Mississippi 38704-5037

         Re: The Federal Income Tax Consequences of Certain Matters Arising Under the Corporate Reorganization Provisions of the Internal Revenue Code of 1986, as amended.

Gentlemen:

         We have acted as special counsel to Delta Agricultural and Industrial Trust, a Mississippi workers' compensation self insurance trust (the "Trust"), and Stoneville Insurance Company, a Mississippi corporation (the "Company"), in connection with certain federal income tax matters relating to the transactions described in the Plan and Agreement of Reorganization and Conversion of Delta Agricultural and Industrial Trust (the "Plan"), dated as of March 20, 1997, and as subsequently amended on September 11, 1997. This opinion is furnished to you pursuant to Section 11(ii) of the Plan. Except as otherwise defined herein, all capitalized terms herein have the meanings set forth in the Plan.

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Form S-4 Registration Statement filed by the Company with the Securities and Exchange Commission relating to the Company stock to be issued in connection with the Conversion as hereinafter defined (the "Registration Statement"), the Plan and such other documents as we have deemed necessary or appropriate in order to enable us to render the opinion below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the

Board of Directors
Stoneville Insurance Company
Board of Trustees
Delta Agricultural and Industrial Trust
September12, 1997
Page 2


authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In rendering the opinion set forth below, we have relied upon certain written representations and covenants of the parties to the Plan set forth in the Certificates which are attached hereto as Exhibits "A" and "B." In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service (the "Service") and such other authorities as we have considered relevant.

                I. DESCRIPTION OF PROPOSED PLAN OF REORGANIZATION
                                 AND CONVERSION

         The proposed Conversion (as hereinafter defined) will be structured in accordance with the Plan, the laws of the State of Mississippi, the statements and representations of the parties to the transaction, and the following descriptions:

1. On the Effective Date, the following events shall be deemed to have occurred simultaneously.

         (a) The Trust will transfer substantially all of its assets, less an amount sufficient to pay the Trust's remaining costs and expenses, including amounts required to consummate the Reinsurance Agreement and amounts due to dissenters, to the Company in exchange for Company Stock. After this exchange, the Trust will own all the issued and outstanding shares of stock of the Company.

         (b) The Trust will distribute to Former Members perfecting dissenters' rights, if any, four dollars ($4.00) in cash in redemption of each Trust Unit held by such Former Members up to an aggregate amount payable to all Former Members perfecting dissenters' rights not to exceed an amount to be determined which will satisfy certain published Service safe harbor guidelines for meeting the requirements for tax-free reorganization treatment (the "Safe Harbor Amount").

         (c) The Trust will be liquidated and will distribute to Former Members all the Company Stock on an even exchange basis of one (1) full or fractional share of Company Stock for each full or fractional Trust Unit allocable to such Former Member at December 31, 1996, except for those Trust Units with respect to which rights of dissent

Board of Directors
Stoneville Insurance Company
Board of Trustees
Delta Agricultural and Industrial Trust
September12, 1997
Page 3



         have been exercised. (The steps described in (a) through (c) of this subsection 1. are hereinafter collectively referred to as the "Conversion.")

         (d) In the event that Former Members as a group perfect dissenters' rights (see 2. below) resulting in an obligation to redeem Trust Units with a value in excess of the Safe Harbor Amount, the excess amount due will be paid to such Former Members by the Company. Such payments, if any, paid by the Company to such Former Members perfecting dissenters rights shall be paid from operating funds of the Company or from a loan obtained by the Company for such purpose and not out of assets transferred to the Company from the Trust pursuant to the Plan.

2. Former Members of the Trust may dissent from the Plan upon perfection of dissenters' rights. If Former Members holding more than twenty percent (20%) of the Trust Units perfect dissenters' rights, the Plan will not become effective and the Conversion will not occur.

3. Subsequent to the liquidation of the Trust, any amounts remaining with the Trust which were not needed to pay expenses or dissenters, if any, shall be contributed to the Company as an additional contribution to capital.

4. After the Conversion, the Former Members of the Trust, with the exception of those perfecting dissenters' rights, will be the shareholders (and own all of the issued and outstanding stock) of the Company.

5. After the Conversion, the Company will continue the historical business of the Trust in a substantially unchanged manner, or use a significant portion of the Trust's historic assets in a business.

            II.  DISCUSSION OF APPLICABLE REORGANIZATION PROVISIONS

         The parties intend that the Conversion will satisfy the requirements for nonrecognition (i.e., treatment as a tax free reorganization) under section 368(a)(1)(D) of the Code. This Code section describes a non-divisive or acquisitive Type "D" reorganization under which the transferor corporation (the Trust here, which is treated as a corporation for federal income tax purposes) transfers substantially all of its assets to a controlled corporation (the Company here), the stock of which the transferor corporation distributes to its shareholders in pursuance to the

Board of Directors
Stoneville Insurance Company
Board of Trustees
Delta Agricultural and Industrial Trust
September12, 1997
Page 4



plan of reorganization. The Code describes a Type "D" reoganization involving the transfer of assets to a controlled corporation as follows:

1. A transfer by a corporation, of all or part of its assets to another corporation if immediately after the transfer the transferor, or one or more of its shareholders (including persons who were shareholders immediately before the transfer) or any combination thereof, is in control of the corporation to which the assets are transferred /1; but only if, in pursuance of the plan, stock or securities of the corporation to which the assets are transferred are distributed in a transaction which qualifies under section 354/2 ... or 356, and

2. In effect, a complete liquidation of the transferor corporation occurs. (Although Code section 354(b) does not explicitly require a complete liquidation of the transferor, the requisite distribution of all of the transferor's properties will have the effect of a complete liquidation.)

         In addition to the requirements under the Code which have been generally described above, nonrecognition for the Conversion is subject to several other nonstatutory rules that have been established through case law and Treasury Regulations. These requirements involve continuity of proprietary interest, continuity of business enterprise, and the existence of a valid business purpose for the transaction. The judicially developed step transaction doctrine, wherein a series of formally separate steps are considered together as component parts of an overall plan, must also be considered when evaluating whether a transaction, in substance, qualifies as a valid reorganization under Code section 368(a)(1)(D).


--------
                  1/The determination of whether a corporation is "controlled" for this purpose is made using the 50% ownership test (by value or voting) of section 304(c) as the "control" threshold, as mandated by Code section 368(a)(2)(H).
                  2/Code section 354 shall not apply to an exchange in pursuance to a Type "D" reorganization unless (1) the corporation to which the assets are transferred acquires substantially all of the assets of the transferor of such assets; and (2) the stock or other property received by the transferor corporation, as well as the other properties of such transferor, are distributed under the plan of reorganization, as mandated by Code section 354(b)(1).

Board of Directors
Stoneville Insurance Company
Board of Trustees
Delta Agricultural and Industrial Trust
September12, 1997
Page 5



                                  III. OPINION

         In reliance upon the foregoing facts and representations of the parties to the Conversion transactions, and based upon our review of such documents and consideration of such legal matters as we have deemed relevant and sufficient to enable us to render an informed opinion, we are of the opinion that the federal income tax consequences of the proposed Conversion will be as follows:

1. The acquisition by the Company of substantially all of the assets of the Trust in exchange for Company Stock and the liquidation of the Trust and distribution of the Company Stock to the Former Members will constitute a reorganization within the meaning of Code section 368(a)(1)(D).

         For purposes of this opinion, "substantially all" means at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair maket value of the gross assets of the Trust held immediately prior to the reorganization and Conversion (Rev. Proc. 77-37, 1977-2 C.B. 568, 569 section 3.01). The Trust and the Company will each be "a party to a reorganization" within the meaning of section 368(b) of the Code.

2. No gain or loss will be recognized by the Trust upon the transfer of substantially all of its assets to the Company in exchange for the Company Stock (all of which will be distributed to the Former Members) (Code section 361(a)).

3. No gain or loss will be recognized by the Company on the receipt by the Company of substantially all of the assets of the Trust in exchange for the Company Stock (Code section 1032(a)).

4. No gain or loss will be recognized by the Former Members on the receipt of Company Stock solely in exchange for their Trust Units (Code section 354(a)(1)).

5. Where a dissenting Former Member receives solely cash in exchange for all of his or her Trust Units, such cash will be treated as having been received by the Former Member as a distribution in redemption of his or her Trust Units subject to the provisions and limitations of Code section 302.

6. The basis of the Company Stock to be received by a Former Member will be the same as the Former Member's basis in the Trust Units allocable to such Former Member (Code section 358(a)(1)).

Board of Directors
Stoneville Insurance Company
Board of Trustees
Delta Agricultural and Industrial Trust
September12, 1997
Page 6



7. The holding period of the Company Stock received by the Former Members will include, in each instance, the period during which the Former Members held an interest in the equity of the Trust as determined under the Plan, provided such Trust equity constituted a capital asset on the date of the exchange (Code section 1223(1)).

8. The basis of the assets of the Trust in the hands of the Company will be the same as the basis of those assets in the hands of the Trust immediately prior to the transfer (Code section 362(b)).

9. The holding period of the assets of the Trust in the hands of the Company will include the period during which such assets were held by the Trust (Code section 1223(2)).

         We have qualified our opinions by reference to the Code, the Treasury Regulations promulgated thereunder, and existing judicial and administrative interpretations thereof. In so opining, we have relied upon the foregoing facts and representations and have reviewed such documents and have considered such legal matters as we have deemed relevant and sufficient to enable us to render an informed opinion. While we have not been requested nor have we undertaken to make independent investigations to verify the representations and statements described above or set forth in the Certificates attached as Exhibits "A" and "B," based upon our discussions with representatives of the parties and our limited review of certain background material, we believe that it is reasonable for us to rely on such representations and statements.

         Our opinion is limited to the specific opinions expressed above, and no other opinions are intended nor should they be inferred. An opinion of counsel has no binding effect upon the Service and no assurances can be given that the conclusions reached in any opinion will not be contested by the Service, or if contested, will be sustained by a court.

         The opinions we have expressed above are based on the facts and representations outlined herein being correct in all material respects as of the dates indicated or at the time of the proposed transactions as the case may be. In the event that one or more of the facts or representations are incorrect for any such time, our opinion would likely be substantially different than that expressed above.

         The opinion expressed herein is for the sole benefit of the Trust and the Company, together with the Former Members for their use in connection with the proposed Plan of Reorganization and Conversion, and is not to be used, delivered to or relied upon by any other party for any other purpose, and may not be circulated, quoted, or otherwise referred to for any other purpose without our prior written consent.

Board of Directors
Stoneville Insurance Company
Board of Trustees
Delta Agricultural and Industrial Trust
September12, 1997
Page 7



         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" and other such locations as it may appear in the Prospectus comprising
Part I of the Registration Statement.

                               Very truly yours,

                               /s/ Watkins Ludlam & Stennis, P.A.

                               WATKINS LUDLAM & STENNIS, P.A.

                                      EXHIBIT A


             CERTIFICATE OF DELTA AGRICULTURAL AND INDUSTRIAL TRUST
                 RELATING TO SECTION 368 OPINION ON THE PLAN OF
                          REORGANIZATION AND CONVERSION


         This Certificate has been requested by the law firm of Watkins Ludlam & Stennis, P.A. in connection with the rendering of its opinion as to certain federal income tax consequences relating to the conversion (the "Conversion") of Delta Agricultural and Industrial Trust (the "Trust") into Stoneville Insurance Company (the "Company") as such transaction is described in that certain Plan and Agreement of Reorganization and Conversion of Delta Agricultural and Industrial Trust dated as of March 20, 1997, and as subsequently amended on September 11, 1997 (the "Plan"). Watkins Ludlam & Stennis, P. A. will rely on the representations stated hereinafter, as well as on other facts, assumptions, and representations described in its opinion letter dated September 12, 1997 (the "WL&S Tax Opinion") in opining on the federal income tax issues stated therein. Accordingly, this Certificate is an integral part of the WL&S Tax Opinion. Unless otherwise noted, all defined or capitalized terms used in this Certificate have the same meaning ascribed to such terms in the Plan or in the WL&S Tax Opinion.

         The following  representations  are being made in  connection  with the
Conversion:

1. The Trust is classified and treated as a corporation for federal income tax purposes.

2. The Trust will distribute the Company Stock it receives in the Conversion in pursuance of the Plan.

3. The fair market value of the Company Stock and other consideration received by each Former Member will be approximately equal to the fair market value of the Trust Units surrendered in the exchange.

4. There is no plan or intention by the Former Members who own one percent (1%) or more of the Trust Units, and to the best of the knowledge of the management of the Trust, there is no plan or intention on the part of the remaining Former Members to sell, exchange, or otherwise dispose of a number of shares of Company Stock received in the Conversion that would reduce the Former Members' ownership of Company Stock to a number of shares having a value, as of the date of the Conversion, of less than fifty percent (50%) of the value of all of the formerly outstanding Trust Units of the Trust as of the same date. For purposes of this representation, the Trust Units exchanged for cash or other property or surrendered by dissenters will be treated as outstanding Trust Units on the date of the Conversion. Moreover, Trust Units and Company Stock held by Former Members and otherwise sold, redeemed, or disposed of prior or subsequent to the Conversion will be considered in making this representation.

5.       The Company  will  acquire at least  ninety  percent  (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Trust immediately prior to the Conversion. For purposes of this representation, amounts paid by the Trust to dissenters, amounts paid by the Trust to Former Members who receive cash or other property, amounts used by the Trust to pay its reorganization expenses, and all redemptions and distributions (except for regular,


                           Exhibit "A" to Tax Opinion
         normal dividends) made by the Trust immediately preceding the transfer will be included as assets of the Trust held immediately prior to the Conversion.

6. After the transaction, the Former Members of the Trust will own at least eighty percent (80%) of the total combined voting power of all classes of stock of the Company entitled to vote, or at least eighty percent (80%) of the total value of shares of all classes of stock of the Company.

7. The liabilities of the Trust assumed by the Company, if any, plus the liabilities, if any, to which the transferred assets are subject were incurred by the Trust in the ordinary course of its business and are associated with the assets transferred.

8. The Trust, the Company and the Former Members will pay their respective expenses, if any, incurred in connection with the Conversion.

9. There is no intercorporate indebtedness existing between the Trust and the Company that was issued, acquired, or will be settled at a discount.

10.      The Trust is not an investment company as defined in Code section 368
         (a)(2)(F)(iii) and (iv).

11. The fair market value of the assets of the Trust transferred to the Company will equal or exceed the sum of the liabilities assumed by the Company, if any, plus the amount of liabilities, if any, to which the transferred assets are subject.

12. The total adjusted basis of the assets of the Trust transferred to the Company will equal or exceed the sum of the liabilities to be assumed by the Company, if any, plus the amount of liabilities, if any, to which the transferred assets are subject.

13. The Trust is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Code section 368(a)(3)(A).

         The Trust hereby certifies that the officer of the Trust executing this Certificate has knowledge of the pertinent information set forth herein and that he has examined the foregoing representations and, to the best of such officer's knowledge and belief, the representations made are true, complete and correct as of the date, September 12, 1997, of this Certificate, and he further certifies that he is duly authorized and empowered to execute and deliver this Certificate.



         DELTA AGRICULTURAL AND INDUSTRIAL TRUST



         By: ____________________________________________


         Title:___________________________________________

                   CERTIFICATE OF STONEVILLE INSURANCE COMPANY
                 RELATING TO SECTION 368 OPINION ON THE PLAN OF
                          REORGANIZATION AND CONVERSION


         This Certificate has been requested by the law firm of Watkins Ludlam & Stennis, P.A. in connection with the rendering of its opinion as to certain federal income tax consequences relating to the conversion (the "Conversion") of Delta Agricultural and Industrial Trust (the "Trust") into Stoneville Insurance Company (the "Company") as such transaction is described in that certain Plan and Agreement of Reorganization and Conversion of Delta Agricultural and Industrial Trust dated as of March 20, 1997, and as subsequently amended on September 11, 1997 (the "Plan"). Watkins Ludlam & Stennis, P.A. will rely on the representations stated hereinafter, as well as on other facts, assumptions, and representations described in its opinion letter dated September 12, 1997 (the "WL&S Tax Opinion") in opining on the federal income tax issues stated therein. Accordingly, this Certificate is an integral part of the WL&S Tax Opinion. Unless otherwise noted, all defined or capitalized terms used in this Certificate have the same meaning ascribed to such terms in the Plan or in the WL&S Tax Opinion.

         The following  representations  are being made in  connection  with the
Conversion:

1. The Company does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any equity of the Trust.

2. The fair market value of the Company Stock and other consideration received by each Former Member will be approximately equal to the fair market value of the Trust Units surrendered in the exchange.

3. There is no plan or intention by the Former Members who own one percent (1%) or more of the Trust Units, and to the best of the knowledge of the management of the Company, there is no plan or intention on the part of the remaining Former Members to sell, exchange, or otherwise dispose of a number of shares of Company Stock received in the transaction that would reduce the Former Members' ownership of Company Stock to a number of shares having a value, as of the date of the Conversion, of less than fifty percent (50%) of the value of all of the formerly outstanding Trust Units of the Trust as of the same date. For purposes of this representation, the Trust Units exchanged for cash or other property, or surrendered by dissenters will be treated as outstanding Trust Units on the date of the Conversion. Moreover, Trust Units and Company Stock held by Former Members and otherwise sold, redeemed, or disposed of prior or subsequent to the Conversion will be considered in making this representation.

4.       The Company  will  acquire at least  ninety  percent  (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Trust immediately prior to the Conversion. For purposes of this representation, amounts paid by the Trust to dissenters, amounts paid by the Trust to Former Members who receive cash or other property, amounts used by the Trust to pay its reorganization expenses, and all redemptions and distributions (except for regular,



                           Exhibit "B" to Tax Opinion
         normal dividends) made by the Trust immediately preceding the transfer will be included as assets of the Trust held immediately prior to the Conversion.

5. After the transaction, the Former Members of the Trust will own at least eighty percent (80%) of the total combined voting power of all classes of stock of the Company entitled to vote, or at least eighty percent (80%) of the total value of shares of all classes of stock of the Company.

6. The Company has no plan or intention to reacquire any of its stock issued in the Conversion.

7. The Company has no plan or intention to sell or otherwise dispose of any of the assets of the Trust acquired in the Conversion, except for dispositions made in the ordinary course of business.

8. The liabilities of the Trust assumed by the Company, if any, plus the liabilities, if any, to which the transferred assets are subject were incurred by the Trust in the ordinary course of its business and are associated with the assets transferred.

9. Following the Conversion, the Company will continue the historic business of the Trust or use a significant portion of the Trust's historic business assets in a business.

10. At the time of the Conversion, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire Company Stock that, if exercised or converted, would affect the Former Members' acquisition or retention of at least eighty percent (80%) of the total combined voting power of all classes of stock of the Company entitled to vote, or at least eighty percent (80%) of the total value of shares of all classes of stock of the Company.

11. The Company, the Trust, and the Former Members will pay their respective expenses, if any, incurred in connection with the Conversion.

12. There is no intercorporate indebtedness existing between the Trust and the Company that was issued, acquired, or will be settled at a discount.

13. The Company is not an investment company as defined in Code section 368(a)(2)(F)(iii)and (iv).

14. The fair market value of the assets of the Trust transferred to the Company will equal or exceed the sum of the liabilities assumed by the Company, if any, plus the amount of liabilities, if any, to which the transferred assets are subject.

15. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Code section 368(a)(3)(A).

16. There will be no cash paid by the Company to Former Members in lieu of fractional interests of Trust Units exchanged in the Conversion.

17. Any cash payments (in excess of the Safe Harbor Amount) to Former Members who dissent to the Conversion shall be paid (a) from future operating funds or earnings of the Company, or (b) from a loan to be obtained by the Company for the purpose of making such payments to dissenters, and not out of assets transferred to the Company from the Trust pursuant to the Plan. In addition, in the event a loan is obtained for this purpose, the Company intends to pay the debt service from its future operating funds or earnings and not out of assets transferred from the Trust.

         The Company hereby certifies that the officer of the Company executing this Certificate has knowledge of the pertinent information set forth herein and that he has examined the foregoing representations and, to the best of such officer's knowledge and belief, the representations made are true, complete and correct as of the date, September 12, 1997, of this Certificate, and he further certifies that he is duly authorized and empowered to execute and deliver this Certificate.



                  STONEVILLE INSURANCE COMPANY



                  By:_____________________________________


                  Title:___________________________________